UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On December 18, 2017, PHI Group, Inc. (the “Company”), entered into a Memorandum of Understanding (“MOU”) with SC Z.I.O.S. SRL, a Romanian company, to develop an industrial park in Transylvania, Romania.

According to the MOU, PHI Group will cooperate with the owner of SC Z.I.O.S SRL to develop, build and operate a gas-fired power plant and a greenhouse over the ZIOS land parcel and water park adjacent to it.

The Company is committed to investing or causing to be invested the required capital to finance the building of a minimum 10-MW gas-fired power plant (renewable energy with steam processing plant), the building of a minimum 10-hectares of greenhouse and investing 20 million Euros in a water park and health retreat wellness resort taking advantage of the salt lakes adjacent to the ZIOS land parcel.

Both parties agree to accept the value of the ZIOS land parcel to be equivalent to seven (7) million Euros and acknowledge that ZIOS currently has a debt of 1.4 million Euros on its books.

The owner of SC Z.I.O.S. SRL agrees to contribute 3.5 million Euros from value of the ZIOS land parcel toward the total capitalization to develop, build and operate the gas-fired power plant, the greenhouse and the water park and will hold a proportionate percentage of ownership in the entity that owns these projects based on the total capitalization amount during the first two years.

PHI Group agrees to pay or cause to be paid to owner of SC Z.I.O.S. SRL two (2) million Euros after the all required approvals and permits are granted by the pertinent Romanian governmental authorities to build the gas-fired power plant, the greenhouse and the water park. This sum of money and the payment of 1.4 million Euros to the Z.I.O.S. creditor will come from the structured financing in connection with the capitalization for these projects, unless agreed otherwise by the pertinent parties afterwards. In addition, the balance of 1.5 million Euros will be paid to the owner of SC Z.I.O.S. SRL over a period of 5 years based on cash flow milestones from operations.

The Company and SC Z.I.O.S. SRL will proceed towards the signing of a definitive agreement to consummate the transactions mentioned herein between the two parties by the end of January 2018 or as soon as possible.

The foregoing description of the Memorandum of Understanding between PHI Group, Inc. and SC Z.I.O.S. SRL dated December 18, 2017 is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Memorandum of Understanding dated December 18, 2017 by and between PHI Group, Inc. and SC Z.I.O.S. SRL.

99.1	Press release dated January 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO